SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 3, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

On June 3, 2016, Air Realty Group, LLC (the “Seller”), a wholly owned subsidiary of Air Industries Group (the “Company”), entered into an agreement for the sale of the property located at 236 New Hartford Road, Barkhamsted, Connecticut, the premises upon which the operations of the Company’s wholly-owned subsidiary, The Sterling Engineering Corporation (“Sterling”), are conducted, for a purchase price of $2,200,000. The sale is expected to close in July 2016. In connection with the sale, the Seller will enter into a lease with the purchaser of the property for an initial term of 15 years, with three successive options each to renew the lease for an additional five years.  In addition to rent, initially $269,723 per annum, subject to annual increase, the Seller also will be responsible for real estate taxes and the maintenance of the buildings and the property. The Company will guaranty the obligations of Seller under the lease.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Real Estate Purchase and Sale Agreement, dated as of June 3, 2016.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer